UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  February 28, 2006

ENSCO International Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street Suite 4300 Dallas, Texas 75201-3331
(Address of Principal Executive Offices and Zip Code)
Registrant's telephone number, including area code: (214) 397-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2006, ENSCO International Incorporated (the "Company") entered into a letter agreement with William S. Chadwick, Jr. pursuant to which Mr. Chadwick will be entitled to a severance payment of two times his base salary and target bonus if he is involuntarily terminated by the Company other than by reason of gross negligence, malfeasance, breach of fiduciary duty or like cause ("for cause"). Separately, in the event of an actual or constructive termination other than "for cause" within two years following a change in control, Mr. Chadwick will be entitled to three times his most recent base salary and target bonus, as well as full vesting of outstanding equity awards. The severance protections described above will apply for four years following Mr. Chadwick's appointment to serve as Executive Vice President - Chief Operating Officer which was effective January 1, 2006 and will renew annually thereafter, unless terminated in writing by the Company with at least one-year prior notice.

The foregoing description of the letter agreement between the Company and Mr. Chadwick is qualified in its entirety by reference to the copy of the agreement which is attached hereto as Exhibit 10.1.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated February 28, 2006 and accepted on March 1, 2006 between the Company and William S. Chadwick, Jr.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: March 1, 2006	/s/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary

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